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                                                                      Exhibit 24

                                POWER OF ATTORNEY



         The undersigned directors of Insurance Auto Auctions, Inc. (the "Corporation"), hereby appoint Thomas C. O'Brien and Scott P. Pettit as their true and lawful attorneys-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Exchange Act of 1934, as amended, the Annual Report on Form 10-K for the fiscal year ended December 28, 2003.

         This Power of Attorney shall automatically terminate at the close of business on March 31, 2004.

         In witness whereof, the undersigned has executed this Power of Attorney on this 24th day of March, 2004.


                  NAME                                         TITLE
                  ----                                         -----



/s/ Peter H. Kamin                                      Chairman of the Board
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Peter H. Kamin


/s/ Thomas C. O'Brien                                     Director and CEO
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Thomas C. O'Brien


/s/ Todd F. Bourell                                           Director
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Todd F. Bourell


/s/ Maurice A. Cocca                                          Director
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Maurice A. Cocca


/s/ Philip B. Livingston                                      Director
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Philip B. Livingston


/s/ Melvin R. Martin                                          Director
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Melvin R. Martin


/s/ John K. Wilcox                                            Director
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John K. Wilcox